Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-200800, and 333-207247, and on Form S-8 Nos. 333-80477, 333-152169, 333-174973, 333-189219, and 333-205036, of Albany Molecular Research, Inc. of our report dated September 23, 2016, with respect to the consolidated financial statements of Prime European Therapeuticals (“Euticals”) S.p.A. for the years ended December 31, 2015, 2014 and 2013, included in this Current Report on Form 8-K/A.

/s/ EY S.p.A.

Milan, Italy

September 23, 2016